UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2006

PUBLIC COMPANY MANAGEMENT CORPORATION (Exact Name of Registrant as Specified in Its Charter)

NEVADA (State or Other Jurisdiction of Incorporation)

000-50098 (Commission File Number)	88-0493734 (IRS Employer Identification No.)

5770 El Camino Road Las Vegas, Nevada (Address of Principal Executive Offices)	89118 (Zip Code)

(702) 222-9076 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

On December 23, 2005, Public Company Management Corporation (the “Company”) and Kipley J. Lytel, CFA, entered into a one-year employment agreement, effective January 2, 2006, pursuant to which Mr. Lytel serves as the Company’s Chief Operating Officer, Secretary and a director.  The Company and Mr. Lytel may mutually agree to extend the term of the employment agreement.  On April 6, 2006, the Company and Mr. Lytel amended the employment agreement, retroactively effective January 2, 2006.

On February 28, 2006, the Company and Trae O'Neil High, entered into a one-year consulting agreement, effective January 2, 2006, pursuant to which Mr. High serves as the Company’s Chief Legal Officer.  The Company and Mr. High may mutually agree to extend the term of the consulting agreement.  On April 6, 2006, the Company and Mr. High amended the consulting agreement, retroactively effective January 2, 2006.

The material terms of Mr. Lytel’s employment agreement, as amended, and Mr. High’s consulting agreement, as amended, are set forth below.

Kipley J. Lytel, CFA

The employment agreement with Mr. Lytel provides that Mr. Lytel will devote approximately 5-6 hours a day toward his duties to the Company; however, Mr. Lytel will have time-conflicting obligations as they relate to his firm, Montecito Capital Management, but Mr. Lytel will use his best efforts to balance his obligations to the Company and to Montecito Capital Management.  Mr. Lytel will primarily perform his duties in Santa Barbara, California or while traveling, yet he will also make a best effort to work at the Company’s office in Nevada for approximately three days per month, or at such other location as shall be approved by the Company’s board of directors.  Mr. Lytel received a bonus of 25,000 shares of the Company’s common stock for entering into the employment agreement.  Mr. Lytel currently receives $1,500 per month for his services and, beginning in the seventh month of the term of the agreement or the month that the Company first meets the Minimum Investment Relations (as defined in the agreement), whichever is later, $3,000 per month for his services.  Mr. Lytel will also receive an aggregate of 120,000 shares of the Company’s common stock which shall accrue monthly in equal amounts of 10,000 shares.  Mr. Lytel shall receive bonuses upon the accomplishment of any one of several milestones (as set forth in the agreement) payable in Form S-8 registered or restricted common stock of the Company.  Mr. Lytel will receive one and one-half months of vacation during the term of the agreement.  The Company has agreed to indemnify Mr. Lytel to the fullest extent permitted by law or as set forth in the Company’s articles of incorporation and the bylaws from and against any and all claims, demands, proceedings, liabilities, damages, losses and expenses (including attorney's fees, court costs and disbursements) arising out of the fact that he is or was serving as an employee of the Company, or the performance of his duties under the employment agreement, except in the case of Mr. Lytel’s gross negligence, willful misconduct, criminal conduct or violations of law.  Mr. Lytel has agreed not to compete with the Company in the United States during the term of the employment agreement and for three months following its termination.  The Company may terminate the Mr. Lytel’s employment at any time if Mr. Lytel acts unlawfully, dishonestly, negligently, incompetently or in bad faith, is conviction of a felony; becomes permanently disabled or disabled for a period exceeding 90 consecutive days or 90 days calculated on a cumulative basis during the term of the employment agreement; breaches or defaults under any term of the employment agreement if such breach or default has not been remedied to the reasonable satisfaction of the Company within 14 days after written notice of the breach or default has been delivered by the Company to Mr. Lytel; or at the will of the Company, upon 30 days written notice to Mr. Lytel upon a decision by the Company’s President, which decision shall be in the President’s sole discretion.  Mr. Lytel may terminate the employment agreement at any time after the expiring of 120 days of the date on which there is a change of control or the Company has a successor (as described in the employment agreement); upon the default or breach of any term of the employment agreement by the Company if such breach or default has not been remedied or is not being remedied to the reasonable satisfaction of Mr. Lytel within 14 days after written notice of the breach or default has been delivered by Mr. Lytel to the Company; or at the will of Mr. Lytel, upon 30 days written notice to the Company.

Kipley J. Lytel, CFA, has served as Chief Operating Officer and Secretary of the Company since January 2006.  Mr. Lytel also serves as a Partner of Montecito Capital Management, an investment advisory firm, which position he has held since April 2002.  From January 2001 to May 2002, Mr. Lytel worked as a consultant for an equity research firm.  From 1997 to December 2000, Mr. Lytel served as a Senior Analyst with ML Stern & Company, a broker dealer.  Mr. Lytel received an MBA and a BA in Economics from the Peter F. Drucker School of Management at Claremont Graduate University.  Mr. Lytel holds the Chartered Financial Analyst™ designation.

Mr. Lytel covered the Company as an independent analyst from August 2003 to August 2004 and received an aggregate of $5,000 as a subcontractor from a third-party firm.  After terminating his services with that firm, Mr. Lytel began providing consulting services to the Company, and during 2005, Mr. Lytel received an aggregate of $15,254 and 20,832 shares from the Company for his consulting services.

Trae O'Neil High

The consulting agreement with Mr. High provides that Mr. High will devote at least 40 hours per week toward his duties to the Company; however, Mr. High may provide legal or other services to third parties not to exceed 30 hours per week.  Mr. High will perform his duties in New York, New York and will travel at least once per month for business at the Company’s offices in Las Vegas, Nevada or at such other location as shall be approved by the Company’s board of directors.  Mr. High’s yearly base salary is valued at approximately $151,000, payable in a combination of cash and shares of the Company’s common stock.  Mr. High shall receive bonuses upon the accomplishment of various milestones (as set forth in the agreement) payable in common stock of the Company.  Mr. High is entitled to six weeks of paid time off during the term of the consulting agreement.  Mr. High is responsible for the payment of all taxes related to amounts that he receives pursuant to the consulting agreement, and he has indemnified the Company with respect to the payment of such taxes.  The Company has agreed to indemnify Mr. High to the fullest extent permitted by law or as set forth in the Company’s articles of incorporation and the Bylaws from and against any and all claims, demands, proceedings, liabilities, damages, losses and expenses

(including attorney's fees, court costs and disbursements) arising out of the fact that he is or was serving as a consultant of the Company, or the performance of his duties under the consulting agreement, except in the case of Mr. High’s gross negligence, willful misconduct, criminal conduct or violations of law.  Mr. High has agreed not to compete with the Company in the United States during the term of the consulting agreement and for three months following its termination.  The Company may terminate the consulting agreement at any time if Mr. High acts unlawfully, dishonestly, negligently, incompetently or in bad faith, is conviction of a felony; becomes permanently disabled or disabled for a period exceeding 90 consecutive days or 90 days calculated on a cumulative basis during the term of the consulting agreement; breaches or defaults under any term of the consulting agreement if such breach or default has not been remedied to the reasonable satisfaction of the Company within 14 days after written notice of the breach or default has been delivered by the Company to Mr. High; or at the will of the Company, upon 30 days written notice to Mr. High with a unanimous vote or signed written consent of the Company’s board of directors.  Mr. High may terminate the consulting agreement at any time after the expiring of 120 days of the date on which there is a change of control or the Company has a successor (as described in the consulting agreement); upon the default or breach of any term of the consulting agreement by the Company if such breach or default has not been remedied or is not being remedied to the reasonable satisfaction of Mr. High within 14 days after written notice of the breach or default has been delivered by Mr. High to the Company; or at the will of Mr. High, upon 30 days written notice to the Company.

Trae O'Neil High, has served as Chief Legal Officer of the Company since January 2006.  Mr. High also serves as a sole practitioner in corporate securities and international tax law, and has done so since October 2003.  From July 2001 to September 2003, Mr. High served as a Senior for Deloitte & Touche, LLP, International Tax Financial Services practice in New York City.  From May 1998 to August 2000, Mr. High served as Tax Research Specialist for Excel Communications, Inc.  From September 2000 to May 2001, Mr. High attended Georgetown University Law Center where he received an LL.M in taxation.  Mr. High received an MS in accounting from the University of Texas at Dallas, a JD from Southern Methodist University School of Law, and a BBA in finance from the University of Texas at Austin.

In addition to the consulting agreement, from time to time since October 2005, the Company and Mr. High have agreed to terms in principle regarding engagements for Mr. High to provide legal services for the Company’s clients.  Mr. High’s consulting agreement includes a right of first refusal on such engagements; provided that such right shall cease during any time that the Company has engaged Mr. High to prepare a registration statement for five or more of the Company’s clients or to prepare periodic and other reports under the Exchange Act of 1934 for ten or more of the Company’s clients.  During 2005, Mr. High received an aggregate amount of $20,580 from the Company pursuant to the terms in principle and is entitled to receive 12,250 shares of the Company’s common stock.  During 2006, Mr. High has received an aggregate amount of $10,150 from the Company pursuant to the terms in principle and is entitled to receive 10,000 shares of the Company’s common stock.

Mr. Lytel and Mr. High have not been named to any committees of the Company’s board of directors, and any committees of the Company’s board of directors to which Mr. Lytel or Mr. High may be named have not been determined, as of the filing of this report.

Item 9.01  Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Kipley J. Lytel, CFA, dated April 6, 2006, effective January 2, 2006
10.2	Consulting Agreement with Trae O'Neil High, dated April 6, 2006, effective January 2, 2006.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 18, 2006

Public Company Management Corporation

/s/ Stephen Brock

_________________________________

Stephen Brock

Chief Executive Officer